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                                                                     EXHIBIT 1.1

                                                                  EXECUTION COPY

                             BUCKEYE PARTNERS, L.P.

                                 1,100,000 UNITS

                     REPRESENTING LIMITED PARTNER INTERESTS

                             UNDERWRITING AGREEMENT

                                                              New York, New York
                                                                February 2, 2005

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

Ladies and Gentlemen:

            Buckeye Partners, L.P., a Delaware limited partnership (the "Partnership"), proposes to sell an aggregate of 1,100,000 units (the "Firm Units") representing limited partner interests in the Partnership to the several underwriters named in Schedule II hereto (the "Underwriters"), for whom Goldman, Sachs & Co. (the "Representatives") are acting as representatives. The Partnership also proposes to grant to the Underwriters, upon the terms and conditions set forth in Section 2(b) hereof, an option to purchase up to an additional 165,000 units (the "Option Units"). The Firm Units and the Option Units are hereinafter collectively referred to as the "Offered Units," and the Offered Units and each unit representing a limited partner interest in the Partnership outstanding on the date hereof are hereinafter collectively referred to as the "Units." To the extent there are no additional Underwriters listed on
Schedule II other than you, the term Representatives as used herein shall mean you, as the Underwriters, and the terms "Representatives" and "Underwriters" shall mean either the singular or the plural as the context requires.

            Buckeye GP LLC, a Delaware limited liability company (the "General Partner"), serves as the general partner of the Partnership.

            Buckeye Pipe Line Company, L.P., a Delaware limited partnership ("Buckeye Pipe Line"), Buckeye Pipe Line Holdings, L.P., a Delaware limited partnership ("BPH"), Everglades Pipe Line Company, L.P., a Delaware limited partnership ("Everglades"), Laurel Pipe Line Company, L.P., a Delaware limited partnership ("Laurel"), Wood River Pipe Lines LLC, a Delaware limited liability company ("Wood River") and Buckeye Pipe Line Transportation LLC, a Delaware limited liability company ("Transportation"), are herein sometimes referred to collectively as the "Operating Subsidiaries" and individually as an "Operating Subsidiary." Buckeye, BPH, Everglades and Laurel are herein sometimes referred to collectively as the "Operating Partnerships" and individually as an "Operating Partnership."

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            Buckeye Terminals, LLC, a Delaware limited liability company ("BT"),
Norco Pipe Line Company, LLC, a Delaware limited liability company ("Norco"), Buckeye Gulf Coast Holdings I, LLC, a Delaware limited liability company ("BGC I"), Buckeye Gulf Coast Holdings II, LLC, a Delaware limited liability company ("BGC II") and Gulf Coast/Products GP Holding LLC, a Delaware limited liability company ("Gulf Coast GP LLC") are herein sometimes referred to collectively as the "LLC Subsidiaries."

            Buckeye Gulf Coast Pipe Lines, L.P., a Delaware limited partnership ("BGC"), Buckeye Products Pipe Line, L.P., a Delaware limited partnership ("BPP"), Gulf Coast Pipe Line, L.P., a Delaware limited partnership ("GCP"), Gulf Coast/Products Holding L.P., a Delaware limited partnership ("Gulf Coast LP") and Buckeye Pipe Line Co. of Michigan, L.P., a Delaware limited partnership ("BPL MI"), are herein sometimes referred to collectively as the "LP Subsidiaries."

            The Operating Subsidiaries, the LLC Subsidiaries and the LP Subsidiaries are herein sometimes referred to collectively as the "Subsidiaries."

            The Partnership, through its Operating Subsidiaries, owns a minority interest in each of West Texas LPG Pipeline, L.P., a Texas limited partnership ("West TX LPG"), and West Shore Pipe Line Company, a Delaware corporation ("West Shore"), and a majority interest in WesPac Pipelines-Reno LLC, a Nevada limited liability company ("WesPac Reno"), WesPac Pipelines-San Diego LLC, a Nevada limited liability company ("WesPac SD"), WesPac Pipelines-Austin, LLC, a Nevada limited liability company ("WesPac Austin"), WesPac Pipelines-San Jose, LLC, a Nevada limited liability company ("WesPac SJ") and WesPac Pipelines-Memphis LLC, a Nevada limited liability company ("WesPac Memphis," and together with WesPac Reno, WesPac SD, WesPac Austin, WesPac SJ, and WesPac Memphis, the "WesPac Entities.")

            The Partnership, the General Partner and the Subsidiaries are sometimes referred to herein individually as a "Partnership Entity" and collectively as the "Partnership Entities." The Partnership Entities, excluding the General Partner, are sometimes referred to herein collectively as the "Partnership Group."

            Prior to the date hereof, MainLine L.P. (f/k/a BPL Acquisition L.P.), the indirect parent of the General Partner, together with the Partnership and Buckeye Pipe Line Company, LLC (the "Prior GP"), effected a restructuring in a series of transactions (collectively, the "Transactions") (i) pursuant to which the Prior GP transferred all of its assets, rights and obligations, including its general partner interests in the Partnership and the Operating Partnerships, but excluding its rights under the Third Amended and Restated Incentive Compensation Agreement, dated as of May 4, 2004, between the Prior GP and the Partnership, to the General Partner, (ii) by virtue of such transfer, the General Partner became the sole general partner of the Partnership and the Operating Partnerships, and (iii) the Prior GP and Buckeye Management Company LLC, the direct owner of the Prior GP ("BMC"), were merged into Glenmoor LLC ("Glenmoor"), previously the owner of BMC, with Glenmoor changing its name to "MainLine Sub LLC" ("MainLine Sub"). In connection therewith, the following agreements were entered into:

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                  (i) the Contribution, Assignment and Assumption Agreement,
dated as of December 15, 2004 (the "Contribution, Assignment and Assumption Agreement"), between the Prior GP and the General Partner;

                  (ii) the Plan and Agreement of Merger, dated as of December 15, 2004 (the "Merger Agreement"), between Glenmoor, BMC and the Prior GP;

                  (iii) the Termination Agreement dated December 15, 2004 relating to the Intercreditor Agreement dated May 4, 2004 among the Prior GP, BMC, Glenmoor, Buckeye Pipe Line Services Company ("Services Company") and Goldman Sachs Credit Partners L.P.; the Termination Agreement dated December 15, 2004 relating to the Security Agreement dated May 4, 2004 by and between BMC, the Prior GP and Services Company; the Termination Agreement dated December 15, 2004 relating to the Security Agreement between the Prior GP and Glenmoor; the Termination Agreement dated December 15, 2004 relating to the Security Agreement between the Prior GP and BMC; the Termination Agreement dated December 15, 2004 relating to the Expense Reimbursement Agreement dated May 4, 2004 among the General Partner and BMC; the Termination Agreement dated December 15, 2004 relating to the Second Amended and Restated Services Agreement dated May 4, 2004 among BMC, the Prior GP and Services Company (collectively, the "Termination Agreements");

                  (iv) the Third Amended and Restated Exchange Agreement dated as of December 15, 2004 (the "New Exchange Agreement"), among MainLine Sub, the General Partner, the Partnership and the Operating Partnerships;

                  (v) the Fourth Amended and Restated Incentive Compensation Agreement dated as of December 15, 2004 (the "New Incentive Compensation Agreement"), between MainLine Sub and the Partnership;

                  (vi) the Second Amended and Restated Management Agreements dated as of December 15, 2004 (the "New Management Agreements"), between the General Partner and each of the Operating Partnerships and BPL MI;

                  (vii) the Amended and Restated Management Agreement dated as of December 15, 2004 (the "New GP Management Agreement"), between the General Partner and MainLine Sub;

                  (viii) the Services Agreement dated as of December 15, 2004 (the "New Services Agreement"), among the Partnership, the Operating Partnerships, Wood River, BT and Services Company;

                  (ix) the Executive Employment Agreement dated December 15, 2004 (the "Executive Employment Agreement"), among the General Partner, MainLine Sub and Services Company;

                  (x) Amendment No. 1 to Note Agreement, dated as of December 15, 2004 (the "Amendment to Note Agreement"), among LaSalle Bank National Association, as trustee of the Buckeye Pipe Line Services Company Employee Stock Ownership Plan Trust (the

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"ESOP Trust"), and each of the holders of the ESOP Trust's 3.60% Senior Secured
Notes due 2011, relating to the Note Agreement dated as of May 4, 2004;

                  (xi) Amendment No. 1 to Guaranty Agreement, dated as of December 15, 2004 (the "Amendment to Guaranty Agreement"), among Services Company, as guarantor, and each of the holders of the ESOP Trust's 3.60% Senior Secured Notes due 2011, relating to the Guaranty Agreement dated as of May 4, 2004; and

                  (xii) the First Amendment to Credit Agreement, dated as of December 15, 2004 (the "Amendment to Revolver"), among the Partnership, the lenders party thereto, and SunTrust Bank, as administrative agent, relating to the Credit Facility.

            The Contribution, Assignment and Assumption Agreement, the Merger Agreement, the Termination Agreements, the New Exchange Agreement, the New Incentive Compensation Agreement, the New Management Agreements, the New GP Management Agreement, the New Services Agreement, the Executive Employment Agreement, the Amendment to Note Agreement, the Amendment to Guaranty Agreement and the Amendment to Revolver are collectively referred to herein as the "Transaction Documents."

            Any reference herein to the Registration Statement, the Basic Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Any defined term not otherwise defined within the text of this Agreement shall have the meaning set forth in Section 17 hereof.

            This underwriting agreement (the "Agreement") is to confirm the agreement concerning the purchase of Offered Units from the Partnership by the Underwriters.

      1. REPRESENTATIONS AND WARRANTIES. The General Partner and the Partnership, jointly and severally, represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1.

            (a) Compliance with Registration Requirements. The Partnership meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related basic prospectus, for registration under the Act of the offering and sale of the Offered Units. The Registration Statement was declared effective by the Commission on July 28, 2004 and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or overtly threatened by the Commission. The Partnership has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder. As filed, the Final Prospectus or any such supplement to the Final Prospectus

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shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus) as the Partnership has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The Partnership may have filed one or more amendments thereto, each of which has previously been furnished to you. The Partnership will next file with the Commission a Final Prospectus relating to the Offered Units in accordance with Rules 430A and 424(b).

            (b) Compliance with Disclosure Requirements. On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined below) and on any date on which Option Units are purchased, if such date is not the Closing Date (a "settlement date"), the Final Prospectus (and any supplement thereto) will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the General Partner and the Partnership make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto).

            (c) Formation, Good Standing and Qualification of the General Partner, Wood River and Transportation. Each of the General Partner, Wood River and Transportation has been duly formed and is validly existing as a limited liability company in good standing under the laws of the jurisdiction in which it is organized, with full limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in each case, in all material respects as described in the Final Prospectus, and, with respect to the General Partner, to act as the general partner of the Partnership and each of the Operating Partnerships and to execute and deliver this Agreement on behalf of itself and on behalf of the Partnership, as the general partner thereof, and to perform its obligations under the Agreement; and each is duly qualified or registered to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction listed across from each such entity's name on Annex A, such jurisdictions being the only jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, (i) have a material adverse effect on the condition (financial or otherwise), prospects, earnings,

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business or properties of the Partnership Entities, taken as a whole, whether or not arising from transactions in the ordinary course of business or (ii) subject the Partnership or the limited partners of the Partnership to any material liability or disability, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto) ((i) or (ii) a "Material
Adverse Effect").

            (d) Formation, Good Standing and Qualification of Services Company. Services Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in each case, in all material respects as described in the Final Prospectus and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction listed across from such entity's name on Annex A, such jurisdictions being the only jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

            (e) Formation, Good Standing and Qualification of the Partnership, Operating Partnerships and the LP Subsidiaries. Each of the Partnership, the Operating Partnerships and the LP Subsidiaries has been duly formed and is validly existing as a limited partnership in good standing under the Delaware Revised Uniform Limited Partnership Act, as amended (the "DRULPA"), with full partnership power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in each case, in all material respects as described in the Final Prospectus, and, with respect to the Partnership, to execute and deliver this Agreement and to perform its obligations under the Agreement and, with respect to the Partnership, to issue, sell and deliver the Offered Units as contemplated by this Agreement, and each is duly qualified or registered to do business as a foreign limited partnership and is in good standing under the laws of the each jurisdiction listed across from each such entity's name on Annex A, such jurisdictions being the only jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

            (f) Formation, Good Standing and Qualification of the LLC Subsidiaries. Each of the LLC Subsidiaries has been duly formed and is validly existing as a limited liability company in good standing under the laws of the jurisdiction in which it is organized, with full limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in each case, in all material respects as described in the Final Prospectus, and each is duly qualified or registered to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction listed across from each such entity's name on Annex A, such jurisdictions being the only jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

            (g) Existence, Good Standing and Qualification of the Joint Ventures. To the knowledge of the General Partner and the Partnership, (i) West Shore is validly existing in good standing as a corporation under the laws of its jurisdiction of incorporation with full corporate

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power and authority necessary to own or lease, as the case may be, its properties and to operate its properties and conduct its business in each case, as described in the Final Prospectus and (ii) West TX LPG is validly existing as a limited partnership in good standing under the laws of its jurisdiction of formation with full partnership power and authority necessary to own or lease, as the case may be, its properties and to operate its properties and conduct its business in each case, as described in the Final Prospectus; and each of West Shore and West TX LPG is duly qualified to do business as a foreign entity and is in good standing under the laws of each jurisdiction listed across from such entity's name on Annex A, such jurisdictions being the only jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

            (h) Ownership of the General Partner. MainLine Sub is the sole member of the General Partner, with a limited liability company interest in the General Partner of 100%; such limited liability company interests are the only limited liability company interests of the General Partner issued and outstanding; and such limited liability company interests of the General Partner have been duly authorized and validly issued and are fully paid and nonassessable.

            (i) Ownership of Services Company. All the outstanding shares of capital stock of Services Company are owned by Buckeye Pipe Line Employee Stock Ownership Plan Trust free and clear of any perfected security interest or any other security interest, claim, lien or encumbrance (collectively, "Liens"), except for the pledge of such shares in connection with the Buckeye Pipe Line Services Company Employee Stock Ownership Plan Trust's ("ESOP Trust") 3.60% Senior Secured Notes due 2011 (the "ESOP Notes").

            (j) Ownership of the Partnership.

                  (i) General Partner Interests. The General Partner is the sole general partner of the Partnership, with an approximate 1% general partner interest in the Partnership, which is represented by 243,914 units; such general partner interest of the Partnership is the only general partner interest that is issued and outstanding; such general partner interest has been duly and validly authorized and such general partner interest of the Partnership is owned by the General Partner free and clear of any Liens.

                  (ii) Limited Partner Interests. The limited partners of the Partnership hold Units in the Partnership aggregating an approximate 99% limited partner interest in the Partnership, represented as of February 1, 2005 and excluding the Offered Units, by (i) 31,809,597 publicly-traded Units (representing an approximate 92.8% limited partner interest), (ii) 2,394,949 Units (representing an approximate 7.0% limited partner interest) owned by Services Company (the "Service Company LP Units") and (iii) 80,000 Units (representing an approximate 0.23% limited partner interest) owned by MainLine Sub (the "MainLine Sub LP Units"); such Units are the only limited partner interests of the Partnership that are issued and outstanding; all of such limited partner interests of the Partnership have been duly authorized and validly issued pursuant to the agreement of limited partnership of the Partnership, as amended and restated to the date hereof (the "Partnership Agreement") and are fully paid and nonassessable (except to the extent such nonassessability may be affected by Section 17-607 of the DRULPA); and the Services Company LP Units are owned free and clear of any Liens,

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except for the pledge of such Units in connection with the ESOP Notes and the
MainLine Sub LP Units are owned free and clear of any Liens.

            (k) Ownership of the Operating Partnerships.

                  (i) General Partner Interests. The General Partner is the sole general partner of each of the Operating Partnerships, with a general partner interest in each of the Operating Partnerships of 1% (other than BPH, which is slightly less than 1%); such general partner interests are the only general partner interests issued and outstanding; such general partner interests of each of the Operating Partnerships have been duly authorized and validly issued, and such general partner interests of the Operating Partnerships are owned by the General Partner free and clear of any Liens.

                  (ii) Limited Partner Interests. The Partnership is the sole limited partner of each of the Operating Partnerships, with a limited partner interest in each of the Operating Partnerships of 99% (other than BPH, which is slightly more than 99%); such limited partner interests are the only limited partner interests of the Operating Partnerships that are issued and outstanding; such limited partner interests of each of the Operating Partnerships have been duly authorized and validly issued pursuant to the respective entity's agreement of limited partnership, as amended and restated to the date hereof, and are fully paid and nonassessable (except to the extent such nonassessability may be affected by Section 17-607 of the DRULPA), and such limited partner interests of the Operating Partnerships are owned by the Partnership free and clear of any Liens.

            (l) Ownership of Wood River. The Partnership is the sole member of Wood River, with a limited liability company interest in Wood River of 100%; such limited liability company interests are the only limited liability company interests of Wood River issued and outstanding; all of the outstanding limited liability company interests of Wood River have been duly authorized and validly issued and are fully paid and nonassessable, and such limited liability company interests of Wood River are owned by the Partnership free and clear of any Liens.

            (m) Ownership of Transportation. The Partnership is the sole member of Transportation, with a limited liability company interest in Transportation of 100%; such limited liability company interests are the only limited liability company interests of Transportation issued and outstanding; all of the outstanding limited liability company interests of Transportation have been duly authorized and validly issued and are fully paid and nonassessable, and such limited liability company interests of Transportation are owned by the Partnership free and clear of any Liens.

            (n) Ownership of the LP Subsidiaries.

                  (i) General Partner Interests. BGC I is the sole general partner of BGC, with a general partner interest in BGC of 1%; the General Partner is the sole general partner of BPL MI, with a general partner interest of 1%; Gulf Coast GP LLC is the sole general partner of each of Gulf Coast LP, GCP and BPP, with a general partner interest in each of Gulf Coast LP, GCP and BPP of 1%; all of the outstanding general partner interests of each of BGC, BPL MI, Gulf Coast LP, GCP and BPP have been duly authorized and validly issued and such

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general partner interests of each of BGC, BPL MI, Gulf Coast LP, GCP and
BPP are owned free and clear of any Liens.

                  (ii) Limited Partner Interests. BGC II is the sole limited partner of BGC, with a limited partner interest in BGC of 99%; BGC II is the sole limited partner of Gulf Coast LP, with a limited partner interest in Gulf Coast LP of 99%; Gulf Coast LP is a limited partner of each of BPP and GCP, with a limited partner interest in each of BPP and GCP of 62.34%; Laurel and the General Partner hold a 98.01% and 0.99% limited partner interest, respectively, in BPL MI; such limited partner interests are the only limited partner interests issued and outstanding of each of BGC, Gulf Coast LP, BPP, GCP and BPL MI; such limited partner interests of each of BGC, Gulf Coast LP, BPP, GCP and BPL MI held by affiliates of the Partnership have been duly and validly authorized and issued pursuant to the respective agreement of limited partnership, as amended and restated to the date hereof, and are fully paid and nonassessable (except to the extent such nonassessability may be affected by Section 17-607 of the DRULPA), and such limited partner interests of each of BGC, Gulf Coast LP, BPP, GCP and BPL MI are owned free and clear of any Liens.

            (o) Ownership of the LLC Subsidiaries and the WesPac Entities. BPH is the sole member of each of the LLC Subsidiaries other than Gulf Coast GP LLC, with a limited liability company interest in each of the LLC Subsidiaries other than Gulf Coast GP LLC of 100%; BPH is a member of each WesPac Entity, with a limited liability company interest in WesPac Reno of 75%, WesPac San Diego of 50%, WesPac Austin of 75%, WesPac SJ of 75% and WesPac Memphis of 75%; BGC II is the sole member of Gulf Coast GP LLC, with a limited liability company interest in Gulf Coast GP LLC of 100%; all of the outstanding limited liability company interests of the LLC Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and such limited liability company interests of the LLC Subsidiaries are owned by BPH or BGC II, as the case may be, free and clear of any Liens.

            (p) Ownership of Joint Venture Entities. (i) BPH owns approximately 24.99% of the outstanding capital stock of West Shore; such equity interests of West Shore are owned by BPH free and clear of any Liens; and (ii) BPH owns an approximate 20% limited partner interest in West TX LPG; such limited partner interests in West TX LPG are owned by BPH free and clear of any Liens.

            (q) Capitalization. The Partnership's capital as of September 30, 2004 is as set forth in the Final Prospectus in the column entitled "Historical" under the heading "Capitalization." The adjustments to the Partnership's capital as of September 30, 2004, as set forth in the Final Prospectus under the column entitled (i) "Pro Forma" under the heading "Capitalization" give effect on a pro forma basis to the debt incurred under the Credit Facility in connection with the acquisition of the Shell Assets and the sale of $275 million aggregate principal amount of 5.30% senior notes and the application of the net proceeds from such notes offering in the manner set forth in the Final Prospectus, the borrowings of approximately $28,000,000 under the Credit Facility, and the sale of 5,500,000 Units and the application of the net proceeds from such Units offering in the manner set forth in the Final Prospectus, and (ii) "Pro Forma As Adjusted" under the heading "Capitalization" represent the pro forma effects on the Partnership's capital of the offer and sale of the Offered Units and the application of the estimated net proceeds from such offer and sale in the manner set forth in the Final Prospectus under the heading "Use of Proceeds" and the other transactions described therein.

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            (r) Valid Issuance of Offered Units; No Options or Preemptive Rights
of Units. The authorized partnership interests of the Partnership, including the Offered Units, and the limited partner interests represented thereby, conform in all material respects to the description thereof contained in the Final Prospectus; the Offered Units, and the limited partner interests represented thereby, have been duly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except to the extent such nonassessability may be affected by Section 17-607 of the DRULPA); the Offered Units are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the New York Stock Exchange; and the holders of outstanding Units of the Partnership are not entitled to statutory, preemptive or other similar contractual rights to subscribe for the Offered Units; and, except as set forth in the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, partnership or ownership interests in the Partnership are outstanding.

            (s) Accuracy of Disclosure. There is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Final Prospectus under the headings "Description of Limited Partnership Units" and "Overview of Recent Acquisition of Midwest Pipelines and Terminals" insofar as such statements summarize agreements, documents or proceedings discussed therein, are in all material respects accurate and fair; and the discussions under the headings "Material Tax Consequences" and "Tax Considerations" in the Final Prospectus, to the extent they relate to matters of United States federal income tax law, is accurate in all material respects.

            (t) Authority. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Offered Units in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the Final Prospectus, and each of the Partnership Entities have all requisite power and authority to enter into the Transaction Documents to which it is a party, and this Agreement and to consummate the transactions contemplated under this Agreement and the Transaction Documents; and at the Closing Date and any settlement date, all action required to be taken by the Partnership, its unitholders or any of the Partnership Entities for (i) the authorization, issuance, sale and delivery of the Offered Units, (ii) the execution and delivery of this Agreement and the Transaction Documents and (iii) the consummation of the transactions contemplated by this Agreement and the Transaction Documents shall have been validly taken.

            (u) Authorization of the Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by each of the General Partner and the Partnership.

            (v) Authorization and Enforceability of Other Agreements.

                  (i) The Partnership Agreement has been duly authorized, executed and delivered and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

                  (ii) The limited liability company agreement, as amended and restated to the date hereof, of the General Partner has been duly authorized, executed and delivered by

MainLine Sub, and is a valid and legally binding agreement of MainLine Sub, enforceable against MainLine Sub in accordance with its terms;

                  (iii) Each of the agreements of limited partnership, as amended and restated to the date hereof, of the Operating Partnerships has been duly authorized, executed and delivered by the General Partner and the Partnership, and is a valid and legally binding agreement of General Partner and the Partnership, enforceable against the General Partner and the Partnership in accordance with its terms;

                  (iv) Each of the limited liability company agreements, as amended and restated to the date hereof, of Wood River and Transportation has been duly authorized, executed and delivered by the Partnership, and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

                  (v) Each of the limited liability company agreements, as amended and restated to the date hereof, of each of the LLC Subsidiaries has been duly authorized, executed and delivered by the respective parties thereto, and is a valid and legally binding agreement of the parties thereto, enforceable against it in accordance with its terms;

                  (vi) Each of the agreements of limited partnership, as amended and restated to the date hereof, of the LP Subsidiaries has been duly authorized, executed and delivered by the parties thereto and is a valid and legally binding agreement of the parties thereto, enforceable against each of them in accordance with its terms;

                  (vii) Each of the Transaction Documents has been duly authorized, executed and delivered by the Partnership Entities that are parties thereto and is a valid and legally binding agreement of such Partnership Entities, enforceable against such Partnership Entities in accordance with its terms;

provided that, with respect to each agreement described in clause (v) above, the enforceability thereof may be affected by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and by general equitable principles. The agreements described in clause
(v)(i) through (vii) above are sometimes referred to herein individually as an "Operative Document" and collectively as the "Operative Documents."

            (w) Investment Company Act. None of the Partnership Entities is, and after giving effect to the offering and sale of the Offered Units and the application of the proceeds thereof as described in the Final Prospectus, will be an "investment company" as defined in the Investment Company Act of 1940, as amended.

            (x) Public Utility Holding Company Act. None of the Partnership Entities is a "holding company" as such term is defined in the Public Utility Holding Company Act of 1935, as amended ("PUHCA"); none of the Partnership Entities nor the issue and sale of the Offered Units by the Partnership is subject to regulation under PUHCA; and none of the Partnership Entities is a "public utility" as such term is defined in the Federal Power Act, as amended.

            (y) Absence of Further Requirements. No consent, approval, authorization, filing with or order of any court or governmental agency or body (a "Consent") is required in connection with the transactions contemplated in this Agreement or in the Transaction Documents, except such as (i) have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Offered Units by the Underwriters in the manner contemplated herein and in the Final Prospectus, (ii) have been, or prior to the Closing Date will be, obtained (other than such Consents which would, if not obtained, individually or in the aggregate, have a Material Adverse Effect) or (iii) have been disclosed in the Final Prospectus.

            (z) Absence of Defaults and Conflicts. None of (i) the offer, issue and sale of the Offered Units, (ii) the execution, delivery and performance of this Agreement by the General Partner and the Partnership or the Transaction Documents by the Partnership Entities party thereto, (iii) the consummation of the transactions contemplated by this Agreement or the Transaction Documents, or
(iv) the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Partnership Entities pursuant to, (A) the formation or governing documents of any of the Partnership Entities, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Partnership Entities is a party or bound or to which their property is subject, or (C) any statute, law, rule, regulation, judgment, order or decree applicable to any of the Partnership Entities of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Partnership Entities or any of their properties and, solely with respect to clauses (B) and (C), except for such conflict, breach, violation or default that would not have a Material Adverse Effect.

            (aa) Absence of Registration Rights. No holders of securities of the Partnership have rights to the registration of such securities under the Registration Statement.

            (bb) Adequacy of Financial Statements. The consolidated historical financial statements and schedules of the Partnership and its consolidated subsidiaries included in the Final Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Partnership and its consolidated subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary historical financial and operating data set forth under the caption "Summary Historical Financial and Operating Information" in the Final Prospectus fairly present in all material respects, on the basis stated in the Final Prospectus, the information included therein.

            (cc) Adequacy of Books, Records and Accounts. The books, records and accounts of the Partnership and its consolidated subsidiaries accurately reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Partnership and its consolidated subsidiaries, in each case, in all material respects.

            (dd) Absence of Violations and Defaults. None of the Partnership Entities is in violation or default of (i) any provision of its formation or governing documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Partnership Entities or any of their properties, as applicable.

            (ee) Independent Accountants. Deloitte & Touche LLP, who have certified certain financial statements of the Partnership and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Final Prospectus, are independent public accountants with respect to the Partnership within the meaning of the Act and the applicable published rules and regulations thereunder.

            (ff) Tax Returns and Payment. Each of the Partnership and the Subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

            (gg) Absence of Labor Disputes. No labor problem or dispute with the employees of Services Company or the Partnership Entities exists or, to the knowledge of the General Partner or the Partnership, is threatened or imminent, and neither the General Partner nor the Partnership is aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries' principal suppliers, contractors or customers, that could have a Material Adverse Effect.

            (hh) Adequacy of Insurance. Each of the Partnership Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring any of the Partnership Entities or their respective businesses, assets, employees, officers and directors are in full force and effect; the Partnership Entities are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by any of the Partnership Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Partnership Entities has been refused any insurance coverage sought or applied for; and none of the Partnership Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

            (ii) No Restrictions on Distributions. No Subsidiary of the Partnership is currently prohibited, directly or indirectly, from paying any dividends to the Partnership, from making any other distribution on such subsidiary's equity, from repaying to the General Partner or the Partnership any loans or advances to such subsidiary from the General Partner or the Partnership or from transferring any of such subsidiary's property or assets to the General Partner or the Partnership or any other subsidiary of the Partnership, except
(i) as described in or contemplated by the Final Prospectus and (ii) upon an event of default under the Credit Facility.

            (jj) Possession of Licenses and Permits. Each of the Partnership Entities possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except for such failures to possess that would not have a Material Adverse Effect; and none of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

            (kk) Adequacy of Internal Controls. Each of the Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
(iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Each of the Partnership Entities maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) that have been designed by the General Partner's principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principals. Such disclosure controls and procedures have been designed to ensure that material information relating to the Partnership Entities is made known to the General Partner's principal executive officer and principal financial officer by others within those entities. To the knowledge of the Partnership Entities, the disclosure controls have been designed and are functioning effectively.

            (ll) Absence of Material Weakness. The Partnership Entities are not aware of any material weaknesses in their internal control over financial reporting.

            (mm) Absence of Change in Internal Controls. Since the date of the latest audited or unaudited financial statements included or incorporated by reference in the Final Prospectus, the Partnership Entities are not aware of any change in the Partnership Entities' internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership Entities' internal control over financial reporting.

            (nn) Absence of Stabilization. None of the Partnership Entities has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Offered Units.

            (oo) Compliance with Environmental Regulations.

                  (i) Each of the Partnership Entities (A) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (B) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its respective businesses and (C) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect; and except as set forth in the Final Prospectus and for the Quanta Resources Edgewater Superfund site in Edgewater, N.J., the Borne Chemical Company Superfund site located in Elizabeth, N.J. and the Sealand Superfund site located in the Town of Lisbon, St. Lawrence County, N.Y., none of the Partnership Entities has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

                  (ii) In the ordinary course of its business, the General Partner, on behalf of the Partnership, periodically reviews the effect of Environmental Laws on the business, operations and properties of the Partnership and the Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the General Partner and the Partnership have reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, other than as disclosed in the Final Prospectus.

            (pp) Compliance with ERISA. Each of the Services Company, and the General Partner, the Partnership and the Subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which the employees of Services Company, the General Partner, the Partnership and the Subsidiaries are eligible to participate and each such plan (excluding any multiemployer plan, as defined in section 3(37) of ERISA, that is not sponsored or maintained by Services Company, the General Partner, the Partnership or the Subsidiaries) is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. Services Company, the General Partner, the Partnership and their subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

            (qq) Compliance with Sarbanes Oxley. The General Partner and the Partnership and all of the General Partner's directors or officers, in their capacities as such, are in compliance in all material respects with all provisions of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes Oxley Act"), including
Section 402 related to loans and Sections 302 and 906 related to certifications.

            (rr) Significant Subsidiaries. The subsidiaries listed on Annex B attached hereto are the only significant subsidiaries of the General Partner or the Partnership as defined by Rule 1-02 of Regulation S-X.

            (ss) Possession of Intellectual Property. The Partnership Entities own, possess, license or have other rights to use, on reasonable terms, all material patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of the Partnership's business as now conducted or as proposed in the Final Prospectus to be conducted.

            (tt) Absence of Conflict of Interest. Except as disclosed in the Registration Statement and the Final Prospectus, none of the Partnership Entities (i) has any material lending or other relationship with any bank or lending affiliate of Goldman, Sachs & Co. and (ii) intends to use any of the proceeds from the sale of the Offered Units hereunder to repay any outstanding debt owed to any affiliate of Goldman, Sachs & Co.

            (uu) Related Party Transactions. No relationship, direct or indirect, exists between or among any Partnership Group on the one hand, and the securityholders, customers or suppliers of any of the Partnership Group, the directors or officers of the General Partner, or any affiliate of a member of the Partnership Group, on the other hand, which is required to be described in the Final Prospectus and which is not so described.

            (vv) No Material Adverse Change; No Business Interruptions. Except as described in the Final Prospectus, since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, (i) none of the Partnership Entities has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Partnership Entities, taken as a whole; (ii) none of the Partnership Entities has sustained any loss or interference with its business from fire, explosion, flood or other calamity, not covered by insurance, or from any labor dispute or court or governmental action, order or decree that is material to the Partnership Entities, taken as a whole; (iii) there has not been any material change in the partners' equity or capital stock or long-term debt of the Partnership, the Subsidiaries or the General Partner; and (iv) there has not been any material adverse change in or affecting the financial condition, business, properties, results of operations or prospects of the Partnership Entities, taken as a whole.

            (ww) Validity of Data. Any statistical and market-related data included in the Final Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent the General Partner believes is required.

            (xx) Title to Property. Each of the Partnership Entities has good and marketable title to all property (real and personal) described the Registration Statement and in the Final Prospectus as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances, except for failures to have good and marketable title that would not have a Material Adverse Effect; all the property described in the Registration Statement and the Final Prospectus as being held under lease by the Partnership Entities is held thereby under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the businesses of the Partnership Entities.

            (yy) Rights-of-Way. Each of the Partnership Entities has such consents, easements, rights-of-way or licenses from any person ("rights-of-way") as are necessary to conduct its business in the manner described in the Final Prospectus, subject to such qualifications as may be set forth in the Final Prospectus and except for such rights-of-way the failure of which to have obtained would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that will not have a Material Adverse Effect, subject in each case to such qualification as may be set forth in the Final Prospectus; and, except as described in the Final Prospectus, none of such rights-of-way contains any restriction that would materially interfere with the conduct of the business or use of the properties of the Partnership Entities, taken as a whole.

            (zz) No Legal Actions or Violations. Except as described in the Final Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the General Partner or the Partnership, threatened, to which any of the Partnership Entities is or may be a party or to which the business or property of any of the Partnership Entities is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental agency, and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Partnership Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, could reasonably be expected to (A) have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Units, (C) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby, or (D) in any manner draw into question the validity of this Agreement or any of the Transaction Documents.

            (aaa) Lock-Up Agreements. The Partnership has obtained for the benefit of the Underwriters the agreement, in the form set forth as Exhibit A hereto (the "Lock-Up Agreements"), of each of the Partnership's significant unitholders and the General Partner's directors and officers as set forth on Annex C; the Partnership will not release or purport to release any person from any Lock-Up Agreement without the prior written consent of Goldman, Sachs & Co.

            (bbb) FCPA. None of the Partnership Entities nor, to the knowledge of the General Partner or the Partnership, any director, officer, agent or employee of the Partnership Entities is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.

            "FCPA" means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

            (ccc) Money Laundering. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities with respect to the Money Laundering Laws is pending or, to the best knowledge of the General Partner and the Partnership, threatened.

            (ddd) OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

            Any certificate signed by any officer of the General Partner and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Offered Units shall be deemed a representation and warranty by the General Partner and the Partnership, as to matters covered thereby, to each Underwriter.

      2. PURCHASE AND SALE; OVER-ALLOTMENT OPTION.

            (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership, at a purchase price of $43.54 per unit, the amount of the Firm Units set forth opposite such Underwriter's name in Schedule II hereto.

            (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 165,000 Option Units at the same purchase price per unit as the Underwriters shall pay for the Firm Units. Such option may be exercised solely to cover over-allotments in the sale of the Firm Units by the Underwriters. Such option may be exercised in whole or in part at any time on or before the 30th day after the date of the Final Prospectus upon written or telegraphic notice by the Representatives to the Partnership setting forth the number of Option Units as to which the several Underwriters are exercising the option and the settlement date. The number of Option Units to be purchased by each Underwriter shall be in the same percentage of the total number of Option Units to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Units, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional units.

      3. DELIVERY AND PAYMENT. Delivery of and payment for the Firm Units and the Option Units (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be determined by agreement between the Representatives and the Partnership or as provided in Section 9 hereof (such date and time of delivery and payment for the Offered Units being herein called the "Closing Date"). Delivery of the Offered Units shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to accounts specified by the General Partner. Delivery of the Firm Units and the Option Units shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

            If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Partnership will deliver the Option Units (at the expense of the Partnership) to the Representatives, through the system of The Depository Trust Company (the "DTC") on the date specified by the Representatives (which shall be no earlier than three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. If settlement for the Option Units occurs after the Closing Date, the Partnership will deliver to the Representatives on the settlement date for the Option Units, and the obligation of the Underwriters to purchase the Option Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

      4. OFFERING BY UNDERWRITERS. It is understood that the several Underwriters propose to offer the Offered Units for sale to the public as set forth in the Final Prospectus.

      5. AGREEMENTS. The General Partner and the Partnership agree with the several Underwriters that:

            (a) Prior to the termination of the offering of the Offered Units, the Partnership will not file any amendment of the Registration Statement or supplement (including the Final Prospectus) to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Partnership has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Partnership will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Partnership will promptly advise the Representatives (1) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (2) when, prior to termination of the offering of the Offered Units, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Offered Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

            (b) If, at any time when a prospectus relating to the Offered Units is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Partnership promptly will (1) notify the Representatives of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

            (c) As soon as practicable, the Partnership will make generally available to its security holders and to the Representatives an earnings statement or statements of the Partnership and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

            (d) The Partnership will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of the Final Prospectus and any supplement thereto as the Representatives may reasonably request. The Partnership will pay the expenses of printing or other production of all documents relating to the offering.

            (e) The Partnership will arrange, if necessary, for the qualification of the Offered Units for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Offered Units and will pay any fee of the National Association of Securities Dealers, Inc. (the "NASD") in connection with its review of the offering; provided, that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Offered Units, in any jurisdiction where it is not now so subject. The Partnership acknowledges that the offer or sale of the Offered Units in any jurisdiction may subject it to service of process in suits arising out of the offer or sale of the Offered Units in such jurisdiction.

            (f) Neither the General Partner nor the Partnership shall, without the prior written consent of Goldman, Sachs & Co., offer, sell, contract to sell, pledge, grant any options or warrants to purchase units or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership or any affiliate of the Partnership or any person in privity with the Partnership or any affiliate of the Partnership) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Units or any securities convertible into, or exercisable, or exchangeable for, Units; or publicly announce an intention to effect any such transaction until the Business Day set forth on Schedule I hereto, provided, however, that the Partnership may (i) issue Units to sellers of terminalling facilities or pipelines in connection with acquisitions by the Partnership, provided that Goldman, Sachs & Co. has received similar lock-up agreements from such sellers,
(ii) issue Units to the Partnership's option holders upon exercise of options granted under the Partnership's Amended and Restated Unit Option and Distribution Equivalent Plan, provided that Goldman, Sachs & Co. receives notice prior to any such issuance of Units, and (iii) issue options pursuant to the Partnership's Amended and Restated Unit Option and Distribution Equivalent Plan not exercisable during the lock-up period.

            (g) None of the Partnership Entities shall take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Offered Units.

            (h) The Partnership shall apply for the supplemental listing of the Offered Units on the New York Stock Exchange, and to use its best efforts to complete that listing, subject only to official notice of issuance, prior to the Closing Date.

            (i) The Partnership shall apply the net proceeds from the sale of the Offered Units as set forth in the Final Prospectus.

            (j) The General Partner and the Partnership agree to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Final Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Final Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Offered Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Offered Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Offered Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Offered Units;
(v) the registration of the Offered Units under the Exchange Act and the listing of the Offered Units on the New York Stock Exchange; (vi) any registration or qualification of the Offered Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the

Underwriters relating to such registration and qualification); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of General Partner representatives in connection with presentations to prospective purchasers of the Offered Units;
(ix) the fees and expenses of the Partnership's accountants and the fees and expenses of counsel (including local and special counsel) for the General Partner and the Partnership; and (x) all other costs and expenses incident to the performance by the General Partner and the Partnership of their respective obligations hereunder.

      6. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters to purchase the Firm Units and the Option Units, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of each of the General Partner and the Partnership contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to
Section 3 hereof, to the accuracy of each of the statements of the General Partner and the Partnership made in any certificates pursuant to the provisions hereof, to the performance by each of the General Partner and the Partnership of their obligations hereunder and to the following additional conditions:

            (a) The Final Prospectus, and any supplement thereto, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

            (b) The Partnership shall have requested and caused Vinson & Elkins L.L.P. and Morgan, Lewis & Bockius LLP, counsel for the Partnership, to have furnished to the Representatives their respective opinions, dated the Closing Date and any settlement date, and addressed to the Representatives, which opinions when taken together shall be to the effect of the following:

                  (i) Each of the General Partner, Wood River, MainLine Sub and Transportation has been duly formed, and each of the General Partner, Wood River, MainLine Sub and Transportation is validly existing as a limited liability company in good standing under the laws of the jurisdiction in which it is organized, with full limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in each case, as described in the Final Prospectus, and, with respect to the General Partner, to act as the general partner of the Partnership and each of the Operating Partnerships and to execute and deliver this Agreement on behalf of itself and on behalf of the Partnership as the general partner thereof and to perform its obligations under this Agreement; and each is duly qualified or registered to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction listed across from each such entity's name on Annex A of this Agreement.

                  (ii) Services Company is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in each case, as described in the Final Prospectus and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction listed across from such entity's name on Annex A of this Agreement.

                  (iii) The Partnership has been duly formed, and each of the Partnership, the Operating Partnerships and the LP Subsidiaries is validly existing as a limited partnership in good standing under the DRULPA, with full partnership power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in each case, as described in the Final Prospectus, and, with respect to the Partnership, to execute and deliver this Agreement and to incur and perform its obligations under this Agreement and, with respect to the Partnership, to issue, sell and deliver the Offered Units as contemplated by this Agreement, and each is duly qualified or registered to do business as a foreign limited partnership and is in good standing under the laws of the each jurisdiction listed across from each such entity's name on Annex A of this Agreement.

                  (iv) Each of the LLC Subsidiaries is validly existing as a limited liability company in good standing under the laws of the jurisdiction in which it is organized, with full limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in each case, as described in the Final Prospectus, and each is duly qualified or registered to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction listed across from each such entity's name on Annex A of this Agreement.

                  (v) All of the outstanding membership interests of the General Partner are owned by MainLine Sub; to such counsel's knowledge, such membership interests of the General Partner are owned by MainLine Sub free and clear of any Liens, except for the pledge of such membership interests in connection with the MainLine Loan; all of the outstanding membership interests in MainLine Sub are owned by MainLine L.P.; to such counsel's knowledge, such membership interests of MainLine Sub are owned by MainLine L.P. free and clear of any Liens, except for the pledge of such membership interests in connection with the MainLine Loan; 16.75% of the outstanding limited partner interests in MainLine L.P. are owned by certain members of senior management of the General Partner and 83.25% of the outstanding limited partner interests are owned by Carlyle/Riverstone BPL Holdings II, L.P., a Delaware limited partnership; to such counsel's knowledge, such limited partner interests of MainLine L.P. are owned by such limited partners free and clear of any Liens.

                  (vi) The General Partner is the sole general partner of the Partnership, with a general partner interest in the Partnership of approximately 1%, which is represented by 243,914 units representing general partner interests; such general partner interest of the Partnership is the only general partner interest that is issued and outstanding; such general partner interest has been duly and validly authorized and, to such counsel's knowledge, such general partner interest of the Partnership is owned by the General Partner free and clear of any Liens.

                  (vii) The limited partners of the Partnership hold Units, including the Offered Units, in the Partnership aggregating an approximate 99% limited partner interest in the Partnership, represented by 31,809,597 publicly-traded Units and 2,394,949 Units owned by Services Company and 80,000 Units owned by MainLine Sub; such Units are the only limited partner interests of the Partnership that are issued and outstanding; all of such limited partner interests of the Partnership have been duly authorized and validly issued and are fully paid and nonassessable (except to the extent such nonassessability may be affected by Section 17-607 of the DRULPA) and, to such counsel's knowledge, the Units owned by Services Company are owned free and clear of any Liens, except for the pledge of such Units in connection with the ESOP Notes and, to such counsel's knowledge, the Units owned by MainLine Sub are owned free and clear of any Liens.

                  (viii) The General Partner is the sole general partner of each of the Operating Partnerships, with a general partner interest in each of the Operating Partnerships of approximately 1%; such general partner interests are the only general partner interests issued and outstanding; such general partner interests of each of the Operating Partnerships have been duly authorized and validly issued and, to such counsel's knowledge, such general partner interests of the Operating Partnerships are owned by the General Partner free and clear of any Liens.

                  (ix) The Partnership is the sole limited partner of each of the Operating Partnerships, with a limited partner interest in each of the Operating Partnerships of 99%; such limited partner interests are the only limited partner interests of the Operating Partnerships that are issued and outstanding; such limited partner interests of each of the Operating Partnerships have been duly authorized and validly issued and are fully paid and nonassessable (except to the extent such nonassessability may be affected by Section 17-607 of the DRULPA), and, to such counsel's knowledge, such limited partner interests of the Operating Partnerships are owned by the Partnership free and clear of any Liens.

                  (x) The Partnership is the sole member of Wood River and Transportation, with a limited liability company interest in Wood River and Transportation of 100%; all of the outstanding limited liability company interests of Wood River and Transportation have been duly authorized and validly issued and are fully paid and nonassessable (except to the extent such nonassessability may be affected by Section 18-607 of the Delaware Limited Liability Act (the "DLLCA") and, to such counsel's knowledge, such limited liability company interests of Wood River and Transportation are owned by the Partnership free and clear of any Liens.

                  (xi) BGC I is the sole general partner of BGC, with a general partner interest in BGC of 1%; the General Partner is the sole general partner of BPL MI, with a general partner interest of 1%; Gulf Coast GP LLC is the sole general partner of each of Gulf Coast LP, GCP and BPP, with a general partner interest in each of Gulf Coast LP, GCP and BPP of 1%; all of the outstanding general partner interests of each of BGC, BPL MI, Gulf Coast LP, GCP and BPP have been duly authorized and validly issued and, to such counsel's knowledge, such general partner interests of each of BGC, BPL MI, Gulf Coast LP, GCP and BPP are owned free and clear of any Liens.

                  (xii) BGC II is the sole limited partner of BGC, with a limited partner interest in BGC of 99%; BGC II is the sole limited partner of Gulf Coast LP, with a limited partner interest in Gulf Coast LP of 99%; Gulf Coast LP is the sole limited partner of each of BPP and GCP, with a limited partner interest in each of BPP and GCP of 62.34%; Laurel and the General Partner hold a 98.01% and 0.99% limited partner interest, respectively, in BPL MI; such limited partner interests are the only limited partner interests issued and outstanding of each of BGC, Gulf Coast LP, BPP, GCP and BPL MI; such limited partner interests of each of BGC,

Gulf Coast LP, BPP, GCP and BPL MI held by affiliates of the Partnership have been duly and validly authorized and issued and are fully paid and nonassessable (except to the extent such nonassessability may be affected by Section 17-607 of the DRULPA) and, to such counsel's knowledge, all such limited partner interests of each of BGC, Gulf Coast LP, BPP, GCP and BPL MI are owned free and clear of any Liens.

                  (xiii) BPH is the sole member of each of the LLC Subsidiaries other than Gulf Coast GP LLC, with a limited liability company interest in each of the LLC Subsidiaries other than Gulf Coast GP LLC of 100%; BGC II is the sole member of Gulf Coast GP LLC, with a limited liability company interest in Gulf Coast GP LLC of 100%; all of the outstanding limited liability company interests of the LLC Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable (except to the extent such nonassessability may be affected by Section 18-607 of the DLLCA), and such limited liability company interests of the LLC Subsidiaries are owned by BPH or BGC II, as the case may be, free and clear of any Liens.

                  (xiv) The authorized partnership interests of the Partnership, including the Offered Units, conform in all material respects to the description thereof contained in the Final Prospectus.

                  (xv) The Offered Units have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable (except to the extent such nonassessability may be affected by Section 17-607 of the DRULPA); the Offered Units are free of statutory preemptive rights and, to such counsel's knowledge, contractual preemptive rights, resale rights, rights of first refusal and similar rights except as provided in Section 18.1 of the Partnership Agreement; the Offered Units are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the New York Stock Exchange; the form of the certificates for the Offered Units conforms in all material respects to the requirements of the Partnership Agreement; and the holders of outstanding Units of the Partnership are not entitled to statutory, preemptive or, to such counsel's knowledge, other similar contractual rights to subscribe for the Offered Units; and, except as set forth in the Final Prospectus, to such counsel's knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, partnership or ownership interests in the Partnership are outstanding, except as provided in Section 18.1 of the Partnership Agreement.

                  (xvi) To the knowledge of such counsel, there are no actions, suits or proceedings pending, threatened or contemplated by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities or to which any of their respective directors or officers is a party or any of their respective properties is subject, at law or in equity, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Final Prospectus, and to such counsel's knowledge, there are no franchises, contracts, licenses, agreements, leases or other documents of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, which are not described or filed as required.

                  (xvii) The statements included or incorporated by reference in the Final Prospectus under the headings "Description of Limited Partnership Units" and the first and third paragraphs under the heading "Overview of Recent Acquisition of Midwest Pipelines and Terminals - Regulatory and Environmental Matters," insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and complete in all material respects; and the discussions under the headings "Material Tax Consequences" and "Tax Considerations" in the Final Prospectus, to the extent they relate to matters of United States federal income tax law, are accurate in all material respects.

                  (xviii) The Registration Statement has become effective under the Act; any required filing of the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) of the Act has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened.

                  (xix) The Registration Statement and the Final Prospectus (other than the financial statements (and notes thereto) and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder and although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness contained therein, such counsel has no reason to believe that on the Effective Date or the date the Registration Statement was last deemed amended the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements (and notes thereto) and other financial information contained therein, as to which such counsel need express no opinion).

                  (xx) The conditions to the use of Form S-3 by the Partnership have been satisfied.

                  (xxi) The Agreement has been duly authorized, executed and delivered by each of the General Partner, individually, and the General Partner, on behalf of the Partnership.

                  (xxii) None of the Partnership Entities is, and after giving effect to the offering and sale of the Offered Units and the application of the proceeds thereof as described in the Final Prospectus, will be, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended, or a "public utility company" or a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended ("PUHCA"); none of the Partnership Entities is subject to regulation under PUHCA.

                  (xxiii) No consent, waiver, notice, approval, authorization, filing with or order of, or any other action by, any federal, state or local governmental or regulatory commission, board, body, authority, agency or court is required in connection with the issuance and sale of the Offered Units or consummation of the transactions contemplated in this Agreement, except such as
(A) have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Offered Units by the Underwriters in the manner contemplated in this Agreement and in the Final Prospectus or (B) have been, or prior to the Closing Date will be, obtained (other than such consents, approvals, authorizations, filings or orders that would, if not obtained, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the General Partner, the Partnership and their subsidiaries, taken as a whole).

                  (xxiv) None of (A) the offer, issue or sale of the Offered Units, nor the consummation of any other of the transactions contemplated in this Agreement, (B) the execution, delivery or performance of this Agreement by the General Partner or the Partnership by the parties thereto or the consummation of the transactions contemplated by this Agreement, or (C) the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of or event of default under (or constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under), or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities pursuant to, (1) the formation, organizational or governing documents of any of the Partnership Entities, (2) to such counsel's knowledge, the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Partnership Entities is a party or bound or to which their property is subject, or the ESOP Notes (in each case, excluding any financial tests) or (3) any statute, law, rule, regulation, and, to such counsel's knowledge, judgment, order or decree applicable to any of the Partnership Entities of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Partnership Entities or any of their properties which violation or default would have a Material Adverse Effect.

                  (xxv) None of the execution, delivery or performance of the Transaction Documents by the Partnership Entities party thereto or the consummation of the transactions contemplated therein, will conflict with, result in a breach or violation of, event of default under (or constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under), or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities pursuant to (1) the formation, organizational or governing documents of the Partnership Entities, or (2) the terms of the Credit Facility, the Partnership's outstanding $300 million 4 5/8% Notes due 2013, the Partnership's outstanding $275 million 5.300% Notes due 2014, or the Partnership's outstanding 6 3/4 % Notes due 2033 (in each case excluding any financial tests), in each case, which violation or default would have a Material Adverse Effect.

                  (xxvi) To such counsel's knowledge, no person has the right to require the registration under the Act of any securities of the Partnership or to include any such securities in the Registration Statement or the offering contemplated hereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Offered Units as contemplated hereby or otherwise.

                  (xxvii) The Partnership has all requisite power and authority to issue, sell and deliver the Offered Units in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the Final Prospectus, and each of the Partnership Entities has all requisite power and authority to enter into the

Transaction Documents to which it is a party and to consummate the transactions contemplated under this Agreement and the Transaction Documents; and at the Closing Date and any settlement date, all partnership action required to be taken by the Partnership or any of its unitholders for (i) the authorization, issuance, sale and delivery of the Offered Units, (ii) the execution and delivery of this Agreement and the Transaction Documents and (iii) the consummation of the transactions contemplated by this Agreement and the Transaction Documents shall have been validly taken.

                  (xxviii) Each of the Transaction Documents has been duly authorized, executed and delivered by each of the Partnership Entities parties thereto.

                  (xxix) Each of the Operative Documents set forth in Section 1(v)(i)-(iv) has been duly authorized, executed and delivered by the parties thereto and is a valid and legally binding agreement of the parties thereto, enforceable against the parties thereto in accordance with its terms, except as such enforceability may be affected by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the General Partner and public officials. References to the Final Prospectus in this paragraph (b) shall also include any supplements thereto at the Closing Date.

            (c) Intentionally omitted.

            (d) The Representatives shall have received from Andrews Kurth LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Offered Units, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

            (e) The General Partner shall have furnished to the Representatives a certificate of the General Partner, signed by the chief executive officer and the chief financial officer of the General Partner, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:

                  (i) the representations and warranties of each of the General Partner and the Partnership contained in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date;

                  (ii) each of the General Partner and the Partnership has complied with all the agreements and satisfied all the conditions on its or their part to be performed or satisfied at or prior to the Closing Date;

                  (iii) the Registration Statement has become effective and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the General Partner's or the Partnership's knowledge, threatened by the Commission, and all requests for information from the Commission have been complied with or otherwise satisfied;

                  (iv) the Offered Units have been duly listed, subject to official notice of issuance, on the New York Stock Exchange; and

                  (v) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Partnership Entities, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

            (f) The Partnership shall have requested and caused Deloitte & Touche LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited interim financial information of the Partnership for the three-month and nine-month periods ended September 30, 2003 and 2004, and as at September 30, 2004, in accordance with Statement on Auditing Standards No. 100, and stating in effect, except as provided in Schedule I hereto, that:

                  (i) in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Registration Statement and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

                  (ii) on the basis of a reading of the latest unaudited financial statements made available by the Partnership; their limited review, in accordance with standards established under Statement on Auditing Standards No. 100, of the unaudited interim financial information for the nine-month period ended September 30, 2004 and as at September 30, 2004, incorporated by reference in the Registration Statement and the Final Prospectus; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and committees of the board of directors, committees of the General Partner; and inquiries of certain officials of the General Partner who have responsibility for financial and accounting matters of the Partnership Entities as to transactions and events subsequent to September 30, 2004, nothing came to their attention which caused them to believe that:

                        (1) any unaudited financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to financial statements included or incorporated by reference in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus;

                        (2) with respect to the period subsequent to September 30, 2004, there were any changes, at a specified date not more than five (5) days prior to the date of the letter, in the partnership interests, long-term debt of the Partnership and its subsidiaries decreases in consolidated net current assets or partners' capital of the Partnership as compared with the amounts shown on the September 30, 2004 consolidated balance sheet included or incorporated by reference in the Registration Statement and the Final Prospectus, or for the period from October 1, 2004, to January 31, 2005 there were any decreases, as compared with the corresponding period in the preceding year in consolidated transportation revenue or the total or per-unit amounts of income before extraordinary items or of net income, except in all instances for changes, increases or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Partnership as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

                        (3) the information included or incorporated by reference in the Registration Statement and Final Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information), Item 402 (Executive Compensation) and Item 503(d) (Ratio of Earnings to Fixed Charges) is not in conformity with the applicable disclosure requirements of Regulation S-K;

                  (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Partnership and its subsidiaries) set forth in the Registration Statement and the Final Prospectus and in Exhibit 12 to the Registration Statement, including the information set forth under the captions "Summary," "Use of Proceeds," and "Capitalization," in the Final Prospectus, the information included or incorporated by reference in Items 1, 2, 6, 7 and 11 of the Partnership's Annual Report on Form 10-K, incorporated by reference in the Registration Statement and the Final Prospectus, and the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated by reference in the Partnership's Quarterly Reports on Form 10-Q, incorporated by reference in the Registration Statement and the Final Prospectus in the Partnership's Current Reports on Form 8-K, incorporated by reference in the Registration Statement and Final Prospectus, agrees with the accounting records of the Partnership and its subsidiaries, excluding any questions of legal interpretation.

References to the Final Prospectus in this paragraph (f) include any supplement thereto at the date of the letter.

            (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any material change or decrease specified in the letter or letters referred to in paragraph
(f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, prospects, earnings, business or properties of the Partnership Entities, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Offered Units as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

            (h) Prior to the Closing Date, the General Partner and the Partnership shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

            (i) Intentionally omitted.

            (j) At the Execution Time, the Partnership shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the General Partner, Buckeye Services and MainLine Sub addressed to the Representatives.

            (k) Subsequent to the Effective Time, there shall not have occurred any event or development relating to or involving the Partnership Entities which makes any statement of material fact made in the Final Prospectus untrue or which, in the opinion of the Partnership and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Final Prospectus in order to state a material fact required by the Act or any other applicable law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Final Prospectus to reflect such event or development would, in your opinion, as Representatives of the several Underwriters, materially adversely affect the market for the Units.

            (l) All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Transaction Documents, the Registration Statement and the Final Prospectus, and all other legal matters relating to this Agreement, the Transaction Documents and the transactions contemplated by this Agreement and the Transaction Documents shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership Entities shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

            (m) Subsequent to the Execution Time there shall not have been any decrease in the rating of any of the debt securities of any Partnership Entity by any "nationally recognized statistical rating organization," as defined for purposes of Rule 436(g) under the Act or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of possible change.

            (n) The New York Stock Exchange, Inc. shall have approved the Offered Units for supplemental listing, subject only to official notice of issuance.

            All such opinions, certificates, letters and other documents referred to in this Section 6 will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel. Any certificate or document signed by any officer of the General Partner and delivered to you, as Representatives of the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by each of the General Partner and the Partnership to each Underwriter as to the statements made therein.

            If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

            The documents required to be delivered by this Section 6 shall be delivered at the offices of Vinson & Elkins, L.L.P., 666 Fifth Avenue, Floor 26, New York, New York 10103, on the Closing Date.

      7. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the sale of the Offered Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of any of the General Partner and the Partnership to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the General Partner and the Partnership will reimburse the Underwriters severally through Goldman, Sachs & Co. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Offered Units.

      8.    INDEMNIFICATION AND CONTRIBUTION.

            (a) Each of the General Partner and the Partnership, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Offered Units as originally filed or in any amendment thereof, or in the Basic Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the General Partner and the Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the General Partner and the Partnership may otherwise have.

            (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the General Partner and the Partnership, each of the General Partner's directors, each of the General Partner's officers who signs the Registration Statement, and each person who controls the Partnership within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the General Partner and the Partnership to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Partnership by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The General Partner and the Partnership acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Offered Units and, under the heading "Underwriting" (i) the sentences related to concessions and reallowances and
(ii) the paragraphs related to stabilization, syndicate covering transactions and penalty bids in the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Final Prospectus.

            (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraphs (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

            (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the General Partner and the Partnership and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the General Partner and the Partnership and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the General Partner and the Partnership on the one hand and by the Underwriters on the other from the offering of the Offered Units; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Offered Units) be responsible for any amount in excess of the underwriting discount or commission applicable to the Offered Units purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the General Partner and the Partnership and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the General Partner and the Partnership shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The General Partner and the Partnership and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Partnership within the meaning of either the Act or the Exchange Act, each officer of the General Partner who shall have signed the Registration Statement and each director of the General Partner shall have the same rights to contribution as the Partnership, subject in each case to the applicable terms and conditions of this paragraph (d).

      9.    INTENTIONALLY DELETED.

      10. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Partnership and General Partner prior to delivery of and payment for the Offered Units, if at any time prior to such time (i) trading in the Partnership's Units shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis, the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Offered Units as contemplated by the Final Prospectus (exclusive of any supplement thereto).

      11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the General Partner and the Partnership or the General Partner's officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the General Partner and the Partnership or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Offered Units. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

      12. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Goldman, Sachs & Co. General Counsel (fax no.:
(212) 902-9316) and confirmed to the General Counsel, at 85 Broad Street, New York, New York, 10004, Attention: General Counsel; or, if sent to the General Partner and the Partnership, will be mailed, delivered or telefaxed to Buckeye Partners, L.P. (fax no.: (610) 254-4625) and confirmed to the General Counsel, Buckeye GP LLC, at 5 Radnor Corporate Center, Suite 500, 100 Matsonford Road, Radnor, Pennsylvania 19087.

      13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in
Section 8 hereof, and no other person will have any right or obligation hereunder.

      14. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

      15. COUNTERPARTS. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

      16. HEADINGS. The section headings used herein are for convenience only and shall not affect the construction hereof.

      17. DEFINITIONS. The terms which follow, when used in this Agreement, shall have the meanings indicated.

            "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Basic Prospectus" shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date.

            "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

            "Commission" shall mean the Securities and Exchange Commission.

            "Credit Facility" shall mean the Credit Agreement, dated as of August 6, 2004, with SunTrust Bank, as administrative agent, and the lenders thereunder, as amended by the First Amendment to Credit Agreement dated as of December 15, 2004.

            "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became effective.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

            "Final Prospectus" shall mean the prospectus supplement relating to the Offered Units that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

            "MainLine Loan" shall mean the Credit and Guaranty Agreement, dated as of December 17, 2004, among MainLine L.P., MainLine Sub LLC, as guarantor, various lenders named therein and Goldman Sachs Credit Partners L.P., as sole lend arranger, sole bookrunner, sole syndication agent and administrative agent.

            "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration

Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

            "Rule 415", "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

            "Rule 430A Information" shall mean information with respect to the Offered Units and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

            "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the General Partner and the Partnership and the several Underwriters.

                           [Signature Pages to Follow]

                                 Very truly yours,

                                 "General Partner"

                                 BUCKEYE GP LLC

                                 By: /s/ Stephen C. Muther
                                     ------------------------------------------
                                 Name: Stephen C. Muther
                                 Title: Senior Vice President--Administration,
                                        General Counsel and Secretary

                                 "Partnership"

                                 BUCKEYE PARTNERS, L.P.

                                 By:    Buckeye GP LLC,
                                        its general partner

                                        By: /s/ Stephen C. Muther
                                            -----------------------------------
                                        Name: Stephen C. Muther
                                        Title: Senior Vice President -
                                               Administration, General Counsel
                                               and Secretary

        Signature Page to Buckeye Partners, L.P. Underwriting Agreement
                             dated February 2, 2005

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

GOLDMAN, SACHS & CO.

By: /s/ Goldman, Sachs & Co.
    --------------------------
      (Goldman, Sachs & Co.)

For themselves and the other Several Underwriters, named In Schedule II to the foregoing Agreement.

        Signature Page to Buckeye Partners, L.P. Underwriting Agreement
                             dated February 2, 2005

                                   SCHEDULE I

      1.    Underwriting Agreement, dated February 2, 2005

      2.    Registration Statement No. 333-116540

      3.    Representatives: Goldman, Sachs & Co.

      4.    Title, Purchase Price and Description of Offered Units:

            a.    Title: units representing limited partner interests

            b.    Number of Units to be sold by the Partnership: 1,100,000

            c.    Price to Public per Unit (include accrued dividends, if any):
                  $45.00

            d.    Price to Public -- total: $49,500,000

            e.    Underwriting Discount per Unit: $1.46

            f.    Underwriting Discount -- total: $1,606,000

            g.    Proceeds to Partnership per Unit: $43.54

            h.    Proceeds to Partnership -- total: $47,894,000

            i.    Other provisions: N/A

      5. Closing Date, Time and Location: February 7, 2005 at 9:00 a.m. at Vinson & Elkins, L.L.P., 666 Fifth Avenue, Floor 26, New York, New York 10103.

      6.    Type of Offering: Non-Delayed

      7. Date referred to in Section 5(f) after which the Partnership may offer or sell securities issued or guaranteed by the Partnership without the consent of the Representatives: April 3, 2005

      8. Modification of items to be covered by the letter from Deloitte & Touche LLP delivered pursuant to Section 6(f) at the Execution Time:
            None

                                   SCHEDULE II

                                                                NUMBER OF
                 UNDERWRITERS                             LIMITED PARTNER UNITS
---------------------------------------------             ----------------------
Goldman, Sachs & Co..........................                  1,100,000
                                                               ---------
                        Total................                  1,100,000
                                                               =========

                                    EXHIBIT A

                            FORM OF LOCK-UP AGREEMENT

                                                               February 2, 2005

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

            This letter is being delivered to you in connection with the proposed underwriting agreement (the "Underwriting Agreement"), among Buckeye GP LLC, a Delaware limited liability company ("the General Partner"), Buckeye Partners, L.P., a Delaware limited partnership (the "Partnership"), and you as the representative of a group of underwriters named therein (the
"Underwriters"), relating to an underwritten public offering of units representing limited partner interests (the "Units") of the Partnership.

            In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Goldman, Sachs & Co. (the "Representatives"), offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any securities of the Partnership or any securities convertible into or exercisable or exchangeable for such securities, or publicly announce an intention to effect any such transaction, for a period of sixty (60) days after the date of the Underwriting Agreement, other than securities disposed of as bona fide gifts approved by the Representatives provided that the Representatives receive a similar lock-up agreement from the recipient of the bona fide gift and, with respect to Buckeye Pipe Line Services Company, a Pennsylvania corporation ("Services Company") units representing limited partner interests in the Partnership sold in connection with the liquidation of employee accounts in the Buckeye Pipe Line Services Company Employee Stock Ownership Plan at or about the time such person ceases to be an Employee of Services Company.

            If for any reason the Underwriting Agreement has been executed and the obligations set forth in the second paragraph hereof have become effective, and the Underwriting Agreement is thereafter terminated by the Underwriters prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                                              Yours very truly,

                                              By: ______________________________
                                              Name: ____________________________
                                              Title: ___________________________
                                              Address: _________________________
                                              __________________________________

Dated: February 2, 2005

                                     ANNEX A

                                  JURISDICTIONS

                                         JURISDICTION     JURISDICTIONS OF
               ENTITY                    OF FORMATION  FOREIGN QUALIFICATION
------------------------------------     ------------  ---------------------
Buckeye Partners, L.P.                   Delaware      None
   (the "Partnership")

Buckeye GP LLC                           Delaware      Connecticut (pending)
   (the "General Partner")                             Florida (pending)
                                                       Illinois (pending)
                                                       Indiana (pending)
                                                       Massachusetts (pending)
                                                       Michigan (pending)
                                                       New Jersey (pending)
                                                       New York (pending)
                                                       Ohio (pending)
                                                       Pennsylvania (pending)

Buckeye Pipe Line Company, L.P.          Delaware      Connecticut
   ("Buckeye Pipe Line")                               Illinois
                                                       Indiana
                                                       Massachusetts
                                                       Michigan
                                                       New Jersey
                                                       New York
                                                       Ohio
                                                       Pennsylvania
                                                       Washington

Buckeye Pipe Line Holdings, L.P.         Delaware      Illinois
   ("BPH")

Everglades Pipe Line Company, L.P.

   ("Everglades")                        Delaware      Florida

Laurel Pipe Line Company, L.P.           Delaware      New Jersey
   ("Laurel")                                          Pennsylvania

Wood River Pipe Lines LLC                Delaware      Illinois
   ("Wood River")                                      Indiana
                                                       Missouri
                                                       Ohio

Buckeye Pipe Line Transportation LLC     Delaware      New Jersey
                                                       New York (pending)
                                                       Pennsylvania (pending)

                                         JURISDICTION    JURISDICTIONS OF
                 ENTITY                  OF FORMATION  FOREIGN QUALIFICATION
---------------------------------------  ------------  ---------------------
Buckeye Terminals, LLC                   Delaware      Illinois
   ("BT")                                              Indiana
                                                       Michigan (pending)
                                                       Missouri (pending)
                                                       New York
                                                       Ohio
                                                       Pennsylvania

Norco Pipe Line Company, LLC             Delaware      Illinois
   ("Norco")                                           Indiana
                                                       Iowa
                                                       Ohio

Buckeye Gulf Coast Holdings I, LLC       Delaware      Texas
   ("BGC I")                                           Louisiana

Buckeye Gulf Coast Holdings II, LLC      Delaware      None
   ("BGC II")

Gulf Coast/Products GP Holding LLC       Delaware      Texas
   ("Gulf Coast GP LLC")

Buckeye Gulf Coast Pipe Lines, L.P.      Delaware      New York
   ("BGC")                                             Louisiana
                                                       Texas

Buckeye Products Pipe Line, L.P.         Delaware      Texas
   ("BPP")

Gulf Coast Pipe Line, L.P.               Delaware      Texas
   ("GCP")

Gulf Coast/Products Holding L.P.         Delaware      Texas
   ("Gulf Coast LP")

Buckeye Pipe Line Co. of Michigan, L.P.  Delaware      Michigan
   ("BPL MI")

West Texas LPG Pipeline, L.P.            Texas         None
   ("West TX LPG")

West Shore Pipe Line Company             Delaware      Illinois
   ("West Shore")                                      Indiana
                                                       Oklahoma
                                                       Wisconsin

                                         JURISDICTION      JURISDICTIONS OF
               ENTITY                    OF FORMATION    FOREIGN QUALIFICATION
------------------------------------     ------------    ---------------------
Buckeye Pipe Line Services Company       Pennsylvania    Connecticut
   ("Services Company")                                  Florida
                                                         Illinois
                                                         Indiana
                                                         Massachusetts
                                                         Michigan
                                                         Missouri (pending)
                                                         New Jersey
                                                         New York
                                                         Ohio

                                     ANNEX B

                            SIGNIFICANT SUBSIDIARIES

Buckeye Pipe Line Company, L.P.

Laurel Pipe Line Company, L.P.

Buckeye Pipe Line Holdings, L.P.

Everglades Pipe Line Company, L.P.

Wood River Pipe Lines, LLC

                                     ANNEX C

                     LIST OF BUCKEYE OFFICERS, DIRECTORS AND
              SIGNIFICANT UNITHOLDERS SUBJECT TO LOCK UP AGREEMENTS

Buckeye Partners, L.P. (pursuant to Underwriting Agreement)

Buckeye GP LLC (pursuant to Underwriting Agreement)

Buckeye Pipe Line Services Company--Significant Unitholder

MainLine Sub LLC--Affiliate Unitholder

William H. Shea, Jr.--Chairman of the Board, President and Chief Executive
Officer

Brian F. Billings--Director

Michael B. Hoffman--Director

Edward F. Kosnik--Director

Joseph A. LaSala, Jr.--Director

David M. Leuschen--Director

Jonathan O'Herron--Director

Frank S. Sowinksi--Director

Stephen C. Muther--Senior VP--Administration, General Counsel and Secretary

Robert B. Wallace--Senior VP--Finance and Chief Financial Officer

Andrew W. Ward--Director

Eric Gustafson--Senior VP--Operations and Technology